Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated February 14, 2023, with respect to the consolidated financial statements of Triton International Limited, and the effectiveness of internal control over financial reporting, incorporated herein by reference on Form F-3ASR, filed by Brookfield Infrastructure Partners L.P., and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP

New York, New York
April 5, 2024